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                                                                    EXHIBIT 4.11



                            COMPANY PLEDGE AGREEMENT




                 THIS COMPANY PLEDGE AGREEMENT (this "Agreement") is made and entered into as of __________ __, 1995 by AMERICAN RICE, INC., a Texas corporation (the "Pledgor"), having its principal office at 16825 Northchase Drive, Suite 1600, Houston, Texas 77060, in favor of U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association, having an office at _____________________, trustee under the Indenture referred to below as collateral agent (the "Collateral Agent") for the holders (the "Holders") of the Pledgor's __% Mortgage Notes due 2005. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Indenture referred to below.


                              W I T N E S S E T H:

                 WHEREAS, the Pledgor is the legal and beneficial owner of (i) all of the issued and outstanding shares of capital stock set forth on Schedule I hereto (the "Pledged Shares") of the corporations listed on such Schedule I (each, an "Issuer") and (ii) those certain Subsidiary Intercompany Notes (if any) issued by the Issuers and those certain ERLY Intercompany Notes issued by ERLY Industries, Inc. ("ERLY") in favor of the Pledgor (the "Pledged Notes"); and

                 WHEREAS, the Pledgor and the Collateral Agent, as trustee, have entered into that certain indenture dated as of ________ __, 1995 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor has issued or will issue $100 million in aggregate principal amount of __% Mortgage Notes due 2005 (together with any notes issued in replacement thereof or in exchange or substitution therefor, the "Mortgage Notes"); and


                 WHEREAS, the terms of the Indenture require that the Pledgor
(i) pledge to the Collateral Agent for the ratable benefit of the Holders of Mortgage Notes, and grant to the Collateral Agent for the ratable benefit of the Holders of Mortgage Notes a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Pledgor of all of the Obligations of the Pledgor under the Indenture, and the Mortgage Notes (the "Obligations").
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                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders of Mortgage Notes to purchase the Mortgage Notes, the Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Holders of Mortgage Notes as follows:

          SECTION 1. Pledge. The Pledgor hereby pledges to the Collateral Agent for its benefit and for the ratable benefit of the Holders of Mortgage Notes, and grants to the Collateral Agent for the ratable benefit of the Holders of Mortgage Notes, a continuing first priority security interest in all of its right, title and interest in the following (the "Pledged Collateral"):

          (a) the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or any of the foregoing; and

          (b) all additional shares of, and all securities convertible into and all warrants, options or other rights to purchase, Capital Stock of, or other Equity Interests in, any Issuer or any Subsidiary of Pledgor from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares and Equity Interests (any such additional shares and Equity Interests and other items shall constitute part of the Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of the foregoing, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

          (c) the Pledged Notes and the instruments representing the Pledged Notes, and all products and proceeds of the Pledged Notes, including, without limitation, all interest, principal and premium payments, and all instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Notes or any of the foregoing; and

          (d) all additional promissory notes of any Issuer or ERLY or any Subsidiary of the Pledgor from time to time held by the Pledgor in any manner (any such additional promissory notes shall constitute part of the Pledged Notes under and as defined in this Agreement) and all products and proceeds of any of such additional Pledged Notes, including, without limitation, all interest, principal and premium payments, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Notes or any of the foregoing; and

          (e) the Freeport IRB's until such time as such Freeport IRB's are remarketed in accordance with the Indenture.





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          SECTION 2.       Security for Obligations.  This Agreement secures
the prompt and complete payment and performance when due (whether at stated maturity, on redemption, by acceleration or otherwise) of all Obligations of the Pledgor under the Indenture and the Mortgage Notes (including, without limitation, interest and any other Obligations accruing after the date of any filing by the Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Pledgor) and under the Collateral Documents.

          SECTION 3. Delivery of Pledged Collateral. Pledgor hereby agrees that all certificates or instruments representing or evidencing the Pledged Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of Pledgor and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent.

          SECTION 4. Representations and Warranties. The Pledgor represents and warrants that:

          (a) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Pledgor or any Issuer or ERLY or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or any Issuer or ERLY, or result in the creation or imposition of any Lien on any assets of the Pledgor, other than the Lien contemplated hereby.

          (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. Each Pledged Note has been duly authorized and executed by the applicable Issuer or ERLY, as the case may be, and constitutes a legal, valid and binding obligation of such Issuer or ERLY, as the case may be, enforceable against the Issuer or ERLY as the case may be, in accordance with its terms.

          (c) The Pledged Shares constitute all of the authorized, issued and outstanding Equity Interests of the Issuers, except as shown on Schedule I, and constitute all of the shares of Equity Interests of the Issuers beneficially owned by the Pledgor.

          (d) All intercompany indebtedness of the Issuers to the Pledgor is evidenced by promissory notes in the form of Exhibit A hereto; all intercompany indebtedness of ERLY to the Pledgor under the ___% ERLY Intercompany Note is evidenced by a promissory note in the form of Exhibit B hereto; the Pledged Notes constitute all of the promissory notes of the Issuers and ERLY in favor of the Pledgor; and there are no other instruments, certificates, securities or other writings or chattel paper, evidencing or representing any equity interest in the Issuers.





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          (e)  The Pledgor is the legal, record and beneficial owner of the
     Pledged Collateral, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement.

          (f) The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

          (g) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

          (h) Upon the delivery to the Collateral Agent of the Pledged Collateral and (as to certain proceeds therefrom) the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the Holders of Mortgage Notes, and enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Pledged Collateral from the Pledgor.

          (i) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

          (j) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

          (k) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

          (l) All information set forth herein relating to the Pledged Collateral is accurate and complete in all respects.





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          SECTION 5.       Further Assurances.  Pledgor will at all times cause
the security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Pledged Collateral, enforceable as such against all creditors of Pledgor and (except as otherwise specifically provided herein) any Persons purporting to purchase any Pledged Collateral from Pledgor. The Pledgor will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor will pay all costs incurred in connection with any of the foregoing.

          SECTION 6.       Voting Rights; Dividends; Etc.

          (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or the Indenture.

          (b) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all cash payments made from time to time with respect to any Pledged Notes.

          (c) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions of the Indenture, the Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all cash dividends paid from time to time in respect of the Pledged Shares.

          (d) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than cash payments permitted under Section 6(b) hereof and cash dividends permitted under Section 6(c) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in





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     connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent and the Holders of Mortgage Notes, be segregated from the other property and funds of the Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

          (e) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 6(a) through 6(c) above.

          (f) Upon the occurrence and during the continuance of an Event of Default, (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all cash payments and dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and the Pledgor's right to receive such cash payments pursuant to Sections 6(b) and 6(c) hereof shall immediately cease.

          (g) Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(f) above.

          (h) All payments of interest, principal or premium and all dividends and other distributions that are received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent and the Holders, shall be segregated from the other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

          SECTION 7. Covenants. The Pledgor hereby covenants and agrees with the Collateral Agent and the Holders of Mortgage Notes that it will comply with all of the obligations, requirements and restrictions applicable to the Pledgor contained in the Indenture. The Pledgor further covenants and agrees, from and after the date of this Agreement and until the Obligations have been paid in full, as follows:

          (a) The Pledgor agrees that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral without





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the prior written consent of the Collateral Agent except to the extent permitted under the Indenture, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement, and at all times will be the sole beneficial owner of the Pledged Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral, (iv) take any action, or permit the taking of any action by any Issuer or ERLY with respect to the Pledged Collateral the taking of which would result in a material impairment of the economic value of the Pledged Collateral as Collateral or a violation of the Indenture or this Agreement, including, without limitation, the issuance by the Issuer of any additional Equity Interests or promissory notes or the incurrence by any Issuer of any Indebtedness to Persons other than the Pledgor (except as permitted by the Indenture), (v) without the prior written consent of the Collateral Agent, enter into any agreement amending, modifying or supplementing the interest, principal or maturity terms of the Pledged Notes in a manner adverse to the interests of the Collateral Agent and the Holders of Mortgage Notes, (vi) fail to give prompt notice to the Collateral Agent of any notice of default given by or to the Pledgor under or with respect to the Pledged Notes together with a complete copy of such notice, (vii) permit any Issuer to merge or consolidate with or into another person or entity or sell or transfer all or substantially all of its assets to another person or entity, unless (x) Pledgor shall have delivered to the Collateral Agent an Opinion of Counsel substantially in the form of Exhibit B hereto and a certificate executed by the President and Chief Financial Officer of Pledgor substantially in the form of Exhibit C hereto and
(y) all outstanding capital stock of the surviving entity in such merger or consolidation or of the entity to whom such sale or transfer was made, together with any promissory notes issued by such entity in favor of Pledgor are, upon such merger or consolidation, pledged hereunder to and deposited with the Collateral Agent, or (viii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Pledged Collateral.

          (b) The Pledgor agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock, notes, other securities or Equity Interests of any Issuer (including as a result of the merger or consolidation of such Issuer with or into another entity) or any other Subsidiary (which shall thereafter be an Issuer hereunder) it will pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in such shares, notes, other securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent). The Pledgor further agrees that it will promptly (i) cause any Issuer or ERLY upon becoming indebted to the Pledgor to execute a promissory note in the form of Exhibit A hereto evidencing such debt in order that such promissory note may be promptly pledged as a Pledged Note pursuant hereto and (ii) deliver to the Collateral Agent a certificate executed by a principal executive officer of the Pledgor describing such additional shares, notes or other securities and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.





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          SECTION 8.       Power of Attorney.  In addition to all of the powers
granted to the Collateral Agent pursuant to Section 10.06 of the Indenture, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under
Section 5 hereof; (iv) making of any payments or taking any acts under Section
9 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of the Pledgor to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and prepare, file and sign the Pledgor's name on a proof of claim in bankruptcy or similar document against any customer of the Pledgor, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

          SECTION 9. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 14 hereof.

          SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's and the Holders' security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          SECTION 11. Subsequent Changes Affecting Collateral. The Pledgor represents to the Collateral Agent and the Holders of Mortgage Notes that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged





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Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Collateral Agent and the Holders of Mortgage Notes shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Pledgor covenants that it will not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, any Issuer to issue any capital stock or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interests granted under this Agreement. The Pledgor will defend the right, title and interest of the Collateral Agent and the Holders of Mortgage Notes in and to the Pledged Collateral against the claims and demands of all Persons.

          SECTION 12.      Remedies Upon Default.

               (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent and the Holders of Mortgage Notes shall have, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC as in effect in the State of New York at that time (whether or nor such rights apply to the Pledged Collateral). The Collateral Agent may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of one or more Issuer(s) or ERLY into the name of the Collateral Agent or the Collateral Agent's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided below in Section 18.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any Holder of Mortgage Notes may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if





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     permitted by applicable law, at any private sale.  All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

               (b) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 12(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the Pledged Shares or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Pledgor will cause the applicable Issuer to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at the Issuer's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Shares under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Shares, or that portion thereof to be sold and
     (iii) make all amendments thereto and/ or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor agrees to cause each Issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Shares and to make available to the Issuer's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act. The Pledgor will cause such Issuer to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances, and to cause the Collateral Agent to be furnished with such number of copies as the Collateral Agent may request of such supplement to or amendment of such prospectus. The Pledgor will cause each Issuer, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent and the Holders of Mortgage Notes from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent or the Holders of Mortgage Notes may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. Pledgor will cause each Issuer to bear all costs and expenses of carrying out its obligations hereunder.

               (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. The Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if an Issuer agrees to do so.

               (d) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this
     Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Collateral Agent and the Holders of Mortgage Notes, that the Collateral Agent and the Holders of Mortgage Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Default or Event of Default has occurred under the Indenture.

          SECTION 13. Irrevocable Authorization and Instruction to the Issuers and ERLY. The Pledgor hereby authorizes and instructs each Issuer and, with respect to the ERLY Intercompany Notes, ERLY to comply with any instruction received by it from the Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuers and ERLY shall be fully protected in so complying.

          SECTION 14. Fees and Expenses. The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders of Mortgage Notes hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 15. Security Interest Absolute. All rights of the Collateral Agent and the Holders of Mortgage Notes and the security interests created hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture, any Mortgage Note, any Collateral Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations under the indenture and the Mortgage Notes, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations under the Indenture and the Mortgage Notes; or

          (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of such Obligations or of this Agreement.

          SECTION 16. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities, subject to the terms of the Intercreditor Agreement:

          first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to Section 14 hereof;

          second, to the ratable payment (based on the principal amount of Mortgage Notes deemed by the Indenture to be outstanding at the time of distribution) of accrued but unpaid interest on such outstanding Mortgage Notes;

          third, to the ratable payment (based on the principal amount of Mortgage Notes deemed by the Indenture to be outstanding at the time of distribution) of unpaid principal of such outstanding Mortgage Notes;

          fourth, to the ratable payment (based on the principal amount of Mortgage Notes deemed by the Indenture to be outstanding at the time of distribution) of all other Obligations, until all Obligations shall have been paid in full; and
          finally, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 17. Uncertificated Securities. Notwithstanding anything to the contrary contained herein, if any Pledged Shares (whether now owned or hereafter acquired) are uncertificated Pledged Shares, the Pledgor shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code). The Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Pledgee with respect to any such pledge of uncertificated Pledged Shares promptly upon request of the Collateral Agent.

          SECTION 18.      Miscellaneous Provisions.

               Section 18.1 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 11.02 of the Indenture, and delivered to the addresses set forth in such Section.

               Section 18.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Pledgor to the Collateral Agent to take any action or omit to take any action under this Agreement, the Pledgor shall deliver to the Collateral Agent an Officers' Certificate and/or an Opinion of Counsel in accordance with the requirements of Sections 11.04 and
11.05 of the Indenture.

               Section 18.3 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor, any Issuer, ERLY or any subsidiary of any thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

               Section 18.4 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

               Section 18.5 No Recourse Against Others. No director, officer, employee, stockholder or affiliate, as such, of the Pledgor or any Issuer or ERLY shall have any liability for any obligations of the Pledgor under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Mortgage Notes, by accepting a Mortgage Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Mortgage Notes.

               Section 18.6 Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

               Section 18.7 Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

               Section 18.8 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Mortgage Notes, any benefit or any legal or equitable right, remedy or claim under this Agreement.

               Section 18.9 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to any departure by the Pledgor from any provision of the Indenture or any Collateral Document, as applicable, and neither the Collateral Agent nor any Holder of Mortgage Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Holder of Mortgage Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of Mortgage Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder of Mortgage Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               Section 18.10 Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

               Section 18.11 Continuing Security Interest; Transfer of Mortgage Notes. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations under the Indenture and the Mortgage Notes and all the fees and expenses owing to the Collateral Agent, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Holders of Mortgage Notes and their respective successors, transferees and assigns.

               Section 18.12 Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent or any Holder of Mortgage Notes in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder of Mortgage Notes upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

               Section 18.13 Survival of Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations under the Indenture and the Mortgage Notes.

               Section 18.14 Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

               Section 18.15   Authority of the Collateral Agent.

               (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Pledgor agrees to indemnify and hold harmless the Collateral Agent, the Holders of Mortgage Notes and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of inside counsel)), claims and liabilities incurred by the Collateral Agent, the Holders of Mortgage Notes or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Holders of Mortgage Notes or such Person.

               (b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders of Mortgage Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders of Mortgages Note with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

               Section 18.16 Resignation or Removal of the Collateral Agent. Until such time as the Obligations under the Indenture and the Mortgage Notes shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Pledgor in accordance with the Indenture, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. A successor trustee shall be appointed in accordance with the Indenture, and such successor shall be the Collateral Agent hereunder. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Pledged Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

               Section 18.17   Release; Termination of Agreement.

               (a) Subject to the provisions of Section 18.12 hereof, this Agreement shall terminate upon full and final payment and performance of the Obligations under the Indenture and the Mortgage Notes (and upon receipt by the Collateral Agent of the Pledgor's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Pledgor to the Collateral Agent. At such time, the Collateral Agent shall, at the request of the Pledgor, reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Pledgor.

               (b) The Pledgor agrees that it will not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral;

     provided, however, that if the Pledgor shall sell any of the Pledged Collateral in accordance with the terms of the Indenture, including the requirement that Pledgor apply the Net Proceeds of such sale in accordance with Section 4.10 of the Indenture, the Collateral Agent shall, at the request of the Pledgor and subject to requirements of Section 10.03 of the Indenture, release the Pledged Collateral subject to such sale free and clear of the Lien and security interest under this Agreement.

               Section 18.18 Final Expression. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

               Section 18.19 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                 (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS OF MORTGAGE NOTES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                 (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS OF MORTGAGE NOTES AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS OF MORTGAGE NOTES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                 (iii) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF MORTGAGE NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY

APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                 (iv) THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS OF MORTGAGE NOTES EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                 (v) THE PLEDGOR HEREBY IRREVOCABLY DESIGNATES [CT CORPORATION] AS THE DESIGNEE, APPOINTEE AND AGENT OF THE PLEDGOR TO RECEIVE, FOR AND ON BEHALF OF THE PLEDGOR, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT NOTICE AND A COPY OF SUCH PROCESS SERVED ON SUCH AGENT, WILL BE FORWARDED PROMPTLY TO THE PLEDGOR, BUT THE FAILURE OF THE PLEDGOR TO RECEIVE SUCH NOTICE AND COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SET FORTH IN SECTION [11.02] OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

                 (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY HOLDER OF MORTGAGE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

                 (vii) THE PLEDGOR HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY HOLDER OF MORTGAGE NOTES SHALL HAVE ANY

LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER OF MORTGAGE NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDER OF MORTGAGE NOTES, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                 (viii) THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF MORTGAGE NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER OF MORTGAGE NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER OF MORTGAGE NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS OF MORTGAGE NOTES.

               Section 18.20 Acknowledgments. The Pledgor hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

               (b) neither the Collateral Agent nor any Holder of Mortgage Notes has any fiduciary relationship to the Pledgor, and the relationship between the Collateral Agent and the Holders of Mortgage Notes, on the one hand, and the Pledgor, on the other hand, is solely that of a secured party and a creditor; and

               (c) no joint venture exists among the Holders of Mortgage Notes or among the Pledgor and the Holders of Mortgage Notes.


                            [Signature Page Follows]

             [American Rice, Inc. Pledge Agreement Signature Page]



          IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Company Pledge Agreement to be duly executed and delivered as of the date first above written.

                                       PLEDGOR:

                                       AMERICAN RICE, INC.
                                       a Texas corporation


                                       By:______________________________________
                                          Name:
                                          Title:


                                       COLLATERAL AGENT:

                                       U.S. TRUST COMPANY OF TEXAS, N.A.,
                                       as Collateral Agent


                                       By:______________________________________
                                         Name:
                                         Title:

                                   SCHEDULE I

                                 PLEDGED SHARES


                                              Number of Pledged           Share Certificate            Percentage of
                                              -----------------           -----------------            -------------
                 Issuer                       Shares                      Number                       Outstanding
                 ------                       ------                      ------                       -----------
                 [Name of
                 Subsidiary]                                                                           100%

                                   EXHIBIT A

                      FORM OF SUBSIDIARY INTERCOMPANY NOTE

                                                    _________________ __, ______
                                                              New York, New York

                                      NOTE

          FOR VALUE RECEIVED, [Name of Subsidiary], a [________] corporation (the "Maker"), promises to pay to American Rice, Inc., a Texas corporation (the "Company"), or order, the amount of principal advanced from time to time by the Company to such Maker as reflected on the books and records of the Company, together with interest on the unpaid principal amount at a rate per annum equal to __%, from the date of advance to the date of payment. Interest shall be computed on the basis of a year of 360 days and twelve 30-day months. All principal and accrued interest under this Note shall be due and payable on demand.

          This Note may be prepaid in whole or in part at any time without penalty or premium. All payments shall be applied first to accrued and unpaid interest and then to principal.

          The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. The Maker hereby acknowledges that this Note may be pledged by the Company to the Collateral Agent named below. In no event shall the interest paid, or agreed to be paid, hereunder exceed the maximum rate permitted by law.

          This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of interest.

                                       [NAME OF SUBSIDIARY]

                                       By:______________________________________
                                         Title: Vice President

Pay to the Order of:
U. S. TRUST COMPANY OF TEXAS, N.A.,
as Collateral Agent

AMERICAN RICE, INC.


By:     _________________________
Title:  Vice President

                                   EXHIBIT B


                         FORM OF ERLY INTERCOMPANY NOTE


                                                    _________________ __, ______
                                                              New York, New York


                                      NOTE


          FOR VALUE RECEIVED, ERLY Industries Inc., a California corporation (the "Maker"), promises to pay to American Rice, Inc., a Texas corporation (the "Company"), or order, on or before ____________ (the "Maturity Date") the principal amount of Nine Million Dollars ($9,000,000.00) together with interest on the unpaid principal amount at a rate per annum equal to __%, from the date of advance to the date of payment. Interest shall be computed on the basis of a year of 360 days and twelve 30-day months.

          Until the Maturity Date, any payment due the Maker from the Company under that certain Tax Agreement dated May 25, 1993 among the Maker, the Company and Comet Rice, Inc. (the "Tax Agreement") may be set off by the Company against the obligations of the Maker under this Note after notice (and notice shall be given by the Company to the Maker within 10 days after receipt of the notice for payment sent by the Maker to the Company under the Tax Agreement), and the amount of such setoff shall be deemed to have been paid by the Maker as a payment on this Note.

          This Note may be prepaid in whole or in part at any time without penalty or premium. All payments shall be applied first to accrued and unpaid interest and then to principal.

          The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof.
The Maker hereby acknowledges that this Note may be pledged by the Company to the Collateral Agent named below. In no event may the interest paid, or agreed to be paid, hereunder exceed the maximum amount permitted by applicable law.

          This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflict of interest.

                                       ERLY INDUSTRIES INC.


                                       By:  ____________________________________
                                            Title: Vice President


Pay to the Order of:
U.S. TRUST COMPANY OF TEXAS, N.A.,
as Collateral Agent


AMERICAN RICE, INC.


By:     _________________________
Title:  Vice President

                                   EXHIBIT C

                           FORM OF OPINION OF COUNSEL


          i. [New Entity] is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own and to operate its properties and to carry on its business;

          ii. all of the outstanding capital stock of [New Entity] has been validly authorized and issued and is fully paid and nonassessable and, to the best knowledge of such counsel, is owned by the Pledgor, directly or indirectly, free and clear of any security interest, claim, lien or encumbrance, other than the security interests created by the Pledge Agreement, and, to the best knowledge of such counsel, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in [New Entity];

          iii. (A) Pledgor has the requisite corporate power and authority to create, deliver and perfect the security interests created under the Pledge Agreement; (B) the Pledge Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the valid and binding obligation of Pledgor enforceable against it in accordance with its terms; (C) after giving effect to the [merger] [consolidation] [sale or transfer of all or substantially all assets], and assuming the Collateral Agent is holding the certificates and notes representing the Pledged Collateral in the State of New York, the Pledge Agreement will create a valid and perfected security interest in the Pledged Collateral (including, without limitation, all of the Equity Interests and intercompany notes of [New Entity]) in favor of the Collateral Agent, on behalf and for the benefit of the Holders of Mortgage Notes, subject to no other consensual security interest in favor of any other person, and no filings or recordings will be required in order to perfect or maintain the security interests created under the Pledge Agreement in such Pledged Collateral; and

          iv. the consummation of the [merger] [consolidation] [sale or transfer of all or substantially all assets] does not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Pledgor, the Issuer or [New Entity] is a party by which the Pledgor, the Issuer or [New Entity] is bound or to which any of the property or assets of the Pledgor, the Issuer or [New Entity] is subject except for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the business, condition (financial or other), results of operations or properties of the Pledgor and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the respective charter or by-laws of the Pledgor, the Issuer or [New Entity], nor will such action result in any violation of any application law or statute or any applicable order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Pledgor and its subsidiaries or any of their respective properties, or (B) result in the creation of any lien upon any of the properties or assets of the Pledgor, the Issuer or [New Entity] (other than liens created by the Pledge Agreement).

                                   EXHIBIT D

                          FORM OF SOLVENCY CERTIFICATE



The undersigned, _______________ and ________________, respectively the
President and Chief Financial Officer of American Rice, Inc., a Texas corporation ("Pledgor"), certify that they are authorized to execute this Certificate in the name and on behalf of Pledgor, and further certify as follows (capitalized terms used but not defined herein have the respective meanings assigned to them in the Pledge Agreement, dated ____________ __, 1994 (the "Pledge Agreement"), between Pledgor and Collateral Agent):

          a. We are familiar with the historical and current financial condition of Pledgor and the Issuer including, after the [merger] [consolidation] [sale or transfer of all or substantially all assets] described in Section 7(a)(vii) and/or Section 7(a)(ix) of the Pledge Agreement.

          b. For the purposes of this Certificate, we have reviewed other financial information and forecasts relating to the Pledgor prepared by the Pledgor's management, which we believe (as to the historical financial information) fairly present the historical financial position and results of operations of the Pledgor as of the dates and for the periods presented and (in the case of the forecasts) were based upon reasonable assumptions and provide reasonable estimations of future performance, although any forecasts are necessarily uncertain of fulfillment. We know of no facts or circumstances arising subsequent to the dates as of which such information and projections were prepared that would materially alter such conclusions. We have assumed that the fair saleable value of the Pledgor's assets is the amount for which all the businesses of the Pledgor could be sold on the date hereof either as an entirety or separately (including in any such sale all property and assets used in the business or businesses sold) and, in either case, on a going concern basis, without potential tax liabilities arising on sale.

          c. In addition to such review, we are familiar with and have considered information, including the opinions of independent advisors, as to the fair market values of the Pledgor's assets and the probable liability, contingent or otherwise, of the Pledgor to its creditors. We have estimated such values as reliably and as practicably as possible under the circumstances.

          Based upon the foregoing, we have reached the conclusions that, after giving effect to the transactions contemplated by Section 7(a)(vii) and/or
Section 7(a)(ix) of the Pledge Agreement:

          1. The Pledgor does not intend to or believe that it has incurred or will incur, debts that will be beyond its ability to pay as they mature.

          2. The present fair saleable value of the assets of the Pledgor exceeds the amount that will be required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured. In determining "present fair saleable value," we utilized as a guideline amounts we believe would be reached by a willing seller and a willing buyer under no compulsion to make the sale.

          3. The Pledgor does not have unreasonably small capital for it to carry on its businesses as proposed to be conducted. "Unreasonably small capital" is dependent upon the nature of the particular business or businesses conducted or to be conducted, and the statement made in the preceding sentence is correct based upon anticipated future conduct of the businesses of the Pledgor.

          4. The Pledgor is not incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted.

          WITNESS the signatures of the undersigned, this _____ day of ______, 199_.



                                       _________________________
                                       President


                                       _________________________
                                       Chief Financial Officer